                                                                   Exhibit 99.C1




                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated June 19, 2001, in the Registration Statement of the UBS PaineWebber Equity Trust, Value Select Ten Series 2001C.





                                ERNST & YOUNG LLP


New York, New York
June 19, 2001